AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1997
                                            REGISTRATION NO. 333-33123

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              BELL & HOWELL COMPANY
             (Exact name of registrant as specified in its charter)
         DELAWARE                   3579                  36-3875177
     (State or other         (Primary Standard         (I.R.S. Employer
     jurisdiction of             Industrial         Identification Number)
     incorporation or       Classification Code
      organization)               Number)

               5215 OLD ORCHARD ROAD, SKOKIE, ILLINOIS  60077-1076
                                 (847) 470-7660
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 JAMES P. ROEMER
                              BELL & HOWELL COMPANY
               5215 OLD ORCHARD ROAD, SKOKIE, ILLINOIS  60077-1076
                                 (847) 470-7660
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   COPIES TO:

       WILLIAM J. MCGRATH, P.C.              KIRK A. DAVENPORT, ESQ.
       McDermott, Will & Emery                  Latham & Watkins
        227 West Monroe Street                  885 Third Avenue
       Chicago, Illinois  60606             New York, New York  10022
            (312) 372-2000                       (212) 906-1200



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.



     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



     THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate (except for the SEC Registration Fee, NASD filing fee and New York Stock Exchange fee) of all expenses, payable by the Company in connection with the issuance of the securities being registered.

          SEC Registration Fee  . . . . . . . . .                       $ 43,561
          NASD Filing Fee . . . . . . . . . . . .                         14,875
          Printing Costs  . . . . . . . . . . . .                        175,000
          Accounting Fees and Expenses  . . . . .                         40,000
          Printing and Engraving  . . . . . . . .                          5,000
          New York Stock Exchange Fee . . . . . .                         44,300
          Legal Fees and Expenses (not including Blue Sky)               150,000
          Blue Sky Fees and Expenses  . . . . . .                          5,000
          Miscellaneous . . . . . . . . . . . . .                         22,264

          Total . . . . . . . . . . . . . . . . .                       $500,000


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits.

Exhibit
  No.                              Description

*1.1 Underwriting Agreement by and among Bell & Howell Company and Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Salomon Brothers Inc and Smith Barney Inc.

*3.1 Form of Amendment to Certificate of Incorporation of Bell & Howell Company, as amended, Registration No. 33-59994.

*3.2 By-laws of Bell & Howell Company is incorporated herein by reference to Exhibit 3.2 to Bell & Howell Company's Registration Statement on Form S-1 as amended, Registration No. 33-63556.

*4.1 Form of 9 1/4% Senior Note due 2000 of Bell & Howell Company including the form of notation relating to the Subsidiary Guarantee of Bell & Howell Documail Systems Company, Bell & Howell Document Management Products Company, Bell & Howell Publication Systems Company, Bell & Howell Phillipsburg Company, University Microfilms Inc. and Bell & Howell Mailmobile Company is incorporated herein by reference to
          Exhibit 4.1 to Bell & Howell Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*4.2 Indenture dated as of June 21, 1993 between Bell & Howell Company, Bell & Howell Documail Systems Company, Bell & Howell Document Management Products Company, Bell & Howell Publication Systems Company, Bell & Howell Phillipsburg Company, University Microfilms Inc., Bell & Howell Mailmobile Company and The First National Bank of Boston, as Trustee, relating to the 9 1/4% Senior Notes due 2000 of Bell & Howell Operating Company is incorporated herein by reference to
          Exhibit 4.6 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*4.3 Form of 11 1/2% Series B Senior Discount Debenture due 2005 of Bell & Howell Company is incorporated herein by reference to Exhibit 4.1 to Bell & Howell's Company's Registration Statement on Form S-1, as amended, Registration No. 33-59994

*4.4 Indenture dated February 23, 1993 between Bell & Howell Company and The First National Bank of Boston, as Trustee, relating to the 11 1/2% Series A and Series B Senior Discount Debentures due 2005 of Bell & Howell Company is incorporated herein by reference to Exhibit 4.3 to Bell & Howell Company's Registration Statement on Form S-1, as amended, Registration No. 33-59994

*4.5 Form of 10 % Series B Senior Subordinated Note of Bell & Howell Operating Company, including the form of notation relating to the Subsidiary Guarantee of Bell & Howell Document Management Products Company, Bell & Howell Publication Systems Company, Bell & Howell Phillipsburg Company, University Microfilms Inc. and Bell & Howell Mailmobile Company is incorporated herein by reference to Exhibit 4.2 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*4.6 Indenture dated as of October 5, 1992 between Bell & Howell Operating Company, Bell & Howell Document Management Products Company, Bell & Howell Publications Systems Company, Bell & Howell Phillipsburg Company, University Microfilms Inc., Bell & Howell Mailmobile Company and The First National Bank of Boston, as Trustee, relating to the 10 3/4% Series A and Series B Senior Subordinated Notes due 2002 of Bell & Howell Operating Company is incorporated herein by reference to Exhibit 4.7 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*5.1      Opinion of McDermott, Will & Emery

*10.1 Certificate of Designation for the $121.33 Intercompany Preferred Stock of Bell & Howell Operating Company is incorporated herein by reference to Exhibit 4.5 to bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556.

*10.2 Amended and Restated Profit Sharing Retirement Plan is incorporated herein by reference to Exhibit 10.1 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556.

*10.3 Amended and Restated Replacement Benefit Plan is incorporated herein by reference to Exhibit 10.4 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*10.4     Supplemental Retirement Plan is incorporated herein by reference to
          Exhibit 10.3 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*10.5 Management Incentive Bonus Plan is incorporated herein by reference to Exhibit 10.5 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*10.6 Long Term Incentive Plan II, 1993-1996, is incorporated herein by reference to Exhibit to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-89992

*10.7     Deferred Benefit Trust is incorporated herein by reference to Exhibit
          10.10 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*10.8 Employment Agreement with William J. White dated as of March 23, 1990 is incorporated herein by reference to Exhibit 10.11 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*10.9 Shareholders Agreement dated May 10, 1988, as amended, among certain Management Stockholders (as defined therein) and Investor Shareholders (as defined therein) is incorporated herein by reference to Exhibit 10.17 to Bell & Howell Company's Registration Statement on Form S-1, as amended, Registration No. 33-59994

*10.10 Registration Rights Agreement dated as of May 10, 1988 by and among Bell & Howell Group, Inc. and each of the Purchasers referred to therein is incorporated herein by reference to Exhibit 10.1 to Bell & Howell Operating Company's Registration Statement on Form S-1, as amended, Registration No. 33-63556

*10.11 Amended and Restated Credit Agreement, dated as of September 4, 1996, among Bell & Howell Operating Company, the Lenders listed therein and Bankers Trust Company, as Agent, Registration No. 33-59994

*10.12 Supplement to Fourth Amendment to the Shareholders Agreement dated May 10, 1988, as amended, among certain Management Stockholders (as defined therein) and Investor Shareholders (as defined therein) Registration Statement on Form S-1, as amended, Registration No. 33-89992

*10.13 Receivables Purchase Agreement dated May 1, 1996, between Bell & Howell Acceptance Corporation and the First National Bank of Chicago, Registration No. 33-59994

*11.1     Computation of Earnings (Loss) per Common Share

*21.1     Subsidiaries of Bell & Howell Company

*23.1     Consent of McDermott, Will & Emery (to be included in Exhibit 5.1)

*23.2     Consent of KPMG Peat Marwick

*24.1     Powers of Attorney



* Previously Filed.

  (b)     Financial Schedules - previously filed.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 15th day of September, 1997.

                        BELL & HOWELL COMPANY


                        By:     /s/ Stuart T. Lieberman
                              Stuart T. Lieberman, Vice President, Controller
                               and Chief Accounting Officer


                                POWER OF ATTORNEY



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of September 1997.

            Signature                         Title


               *                 Chairman of the Board
        William J. White

               *                 President, Chief Executive
         James P. Roemer         Officer and Director



               *                 Executive Vice President,
        Nils A. Johansson        Chief Financial Officer and
                                 Director



              *                  Vice President, Controller and
       Stuart T. Lieberman       Chief Accounting Officer


               *                 Director
         David Bonderman


               *                 Director
         David G. Brown

               *                 Director
       J. Taylor Crandall


               *                 Director
       Daniel L. Doctoroff


               *                 Director
      William E. Oberndorf

               *                 Director
         Gary L. Roubos


              *                  Director
         John H. Scully
 By: /s/ Stuart T. Lieberman

      Stuart T. Lieberman
      Attorney-in-fact